Exhibit 99.1

MEDIA CONTACT:	IR CONTACT:	FOR IMMEDIATE RELEASE

Karen Fenwick	Jeffrey Schnell	September 12, 2018
Direct: +44 (0) 1740 608076	Direct: +1 (832) 663-4656

Venator to Close Pori, Finland TiO2 Facility, Transfer Technology To Other Sites and Strengthen Existing Network

Highlights

•      Venator intends to close its Pori, Finland TiO2 manufacturing facility, transfer technology to other sites and strengthen its existing network, reestablishing its specialty and differentiated production capabilities

•      Pori facility to continue to operate with up to approximately 25kt capacity (20% of site), with production reducing during the transition period which is expected to last through 2021

•      Venator to restore approximately 45kt of the former Pori specialty and differentiated operating capacity at other sites, generating approximately $30 million of annual adjusted EBITDA in 2020(1) and more than $60 million in 2023(1)

WYNYARD, UK - Venator Materials PLC (“Venator”) (NYSE: VNTR) today announced the completion of the strategic review of its Pori, Finland TiO2 manufacturing facility.

As a result of unanticipated cost escalation and extended timeline now understood to be associated with the reconstruction of the Pori, Finland TiO2 facility, Venator will transfer certain technology, and the production of select product grades, to other facilities within its current manufacturing network, which will become more efficient with greater flexibility. The Pori, Finland facility will continue to operate at reduced rates through the transition period, which is expected to last through 2021.

Simon Turner, President and CEO of Venator, commented:

“Following an intense review, we have decided to close our Pori, Finland titanium dioxide facility and implement this product transfer and strengthening plan. We expect this plan to provide a better economic return than alternative options while maintaining the quality of Venator’s specialty and differentiated business in order to service our valued customers.

“Closing the site is the best decision for the long-term success of our business, as we expect to restore the majority of our specialty and differentiated earnings formerly generated by Pori, using our existing facilities. We also believe doing so will preserve our financial flexibility and improve our ability to deliver free cash flow throughout the cycle.

“We recognize and regret the impact this decision will have on our associates at Pori. We will treat them with fairness and respect consistent with our values and established practices.”

(1)           Mid-cycle EBITDA estimate based on the timing of plant commissioning

Conference Call Information

We will hold a conference call to discuss the completion of the review of our Pori, Finland reconstruction project on Wednesday, September 12, 2018 at 9:00 a.m. ET.

Call-in numbers for the conference call:
U.S. participants	1-833-366-1118
International participants	1-412-902-6770
(No passcode required)

In order to facilitate the registration process, you may use the following link to pre-register for the conference call. Callers who pre-register will be given a unique PIN and separate call-in number to gain immediate access to the call and bypass the live operator. To pre-register, please go to:

http://dpregister.com/10123945

Webcast Information

The conference call will be available via webcast and can be accessed from the company’s website at venatorcorp.com/investor-relations.

Replay Information

The conference call will be available for replay beginning September 12, 2018 and ending September 19, 2018.

Call-in numbers for the replay:
U.S. participants	1-877-344-7529
International participants	1-412-317-0088
Passcode	10123945

About Venator

Venator is a global manufacturer and marketer of chemical products that comprise a broad range of pigments and additives that bring color and vibrancy to buildings, protect and extend product life, and reduce energy consumption. We market our products globally to a diversified group of industrial customers through two segments: Titanium Dioxide, which consists of our TiO2 business, and Performance Additives, which consists of our functional additives, color pigments, timber treatment and water treatment businesses. We operate 25 facilities, employ approximately 4,500 associates worldwide and sell our products in more than 110 countries.

Social Media:

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Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Venator’s expectations or beliefs concerning future events, and it is possible that the expected results described in this press release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Venator’s control, that could cause actual results to differ materially from the results discussed in the forward-looking statements, including our ability to transfer technology and manufacturing capacity from our Pori, Finland manufacturing facility to other sites in our manufacturing network, the costs associated with such transfer,  losses due to business interruption from the fire, the possibility that Tronox may not be required to divest the Ashtabula complex in connection with its proposed merger with Cristal, the failure to consummate the proposed Tronox transactions when expected or at all, the possibility that any synergies and cost savings associated with the proposed Tronox transactions may not be fully realized or may take longer to realize than expected, or the ability to integrate successfully the Ashtabula assets if acquired.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Venator does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Venator to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Venator’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC, and in its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The risk factors and other factors noted therein could cause its actual results to differ materially from those contained in any forward-looking statement.